UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 18, 2012

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Champion Industries, Inc.’s (the Company’s) common stock is listed on The NASDAQ Capital Market.  On June 18, 2012, the Company received a NASDAQ staff deficiency letter from the Listing Qualifications Department of The NASDAQ OMX Group notifying the Company that it was not in compliance with the $2,500,000 stockholders’ equity requirement for continued listing on The NASDAQ Capital Market set forth in NASDAQ Marketplace Rule 5550(b)(1). The Company was also notified in its deficiency letter that it did not meet the minimum bid price of $1.00 per share.

Under NASDAQ’s listing rules, the Company has 45 calendar days to submit a plan to regain compliance with the $2,500,000 shareholder equity rule.  If the Company’s plan is accepted, NASDAQ can grant an extension of up to 180 days from June 18, 2012 to evidence compliance.  The Company currently intends to  review the NASDAQ deficiencies identified above and identify an appropriate course of action to address such deficiencies.

There is no assurance that our stock price will achieve the minimum bid price amount, or that our stock price will continue to meet the minimum requirement for continued listing, or that the Company will meet the other listing requirements of NASDAQ.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: June 19, 2012
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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